Exhibit 107

Calculation of Filing Fee Tables

……S-3…..

(Form Type)

……………………Senmiao Technology Limited………………………..…

(Exact Name of Registrant as Specified in its Charter)

…………………Not Applicable…………………

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Common Stock, par value $0.0001 per share (3)	(9)				0.0000927
	Equity	Preferred Stock, par value $0.0001 per share (4)					0.0000927
	Debt	Debt Securities (5)					0.0000927
	Other	Warrants (6)					0.0000927
	Other	Rights (7)					0.0000927
	Other	Units (8)					0.0000927
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(p)	(1)	(1)	$109,942,862.07	0.0000927	$10,191.70

Fees Previously Paid
Carry Forward Securities

Carry Forward Securities
	Equity	Common Stock, par value $0.0001 per share (3)	415(a)(6)				S-3	333-230397	April 15, 2019
	Equity	Preferred Stock, par value $0.0001 per share (4)	415(a)(6)				S-3	333-230397	April 15, 2019
	Debt	Debt Securities (5)	415(a)(6)				S-3	333-230397	April 15, 2019
	Other	Warrants (6)	415(a)(6)				S-3	333-230397	April 15, 2019
	Other	Rights (7)	415(a)(6)				S-3	333-230397	April 15, 2019
	Other	Units (8)	415(a)(6)				S-3	333-230397	April 15, 2019
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	$40,057,137.93			S-3	333-230397	April 15, 2019	3,713.30
	Total Offering Amounts			$150,000,000		$13,905
	Total Fees Previously Paid			—	—	—
	Total Fee Offsets					$3,713.30
	Net Fee Due					$10,191.70

(1)	The amount to be registered consists of a currently indeterminate amount of common stock, preferred stock, debt securities, warrants, rights and/or units, estimated solely for purposes of computing the registration fee. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby or (ii) shares of common stock, preferred stock, debt securities, rights and/or units that may be issued upon exercise of warrants or rights registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security, pursuant to General Instruction II.D of Form S-3 under the Securities Act. No separate consideration will be received for (i) common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby or (ii) common stock, preferred stock, debt securities, rights and/ or units that may be issued upon exercise of warrants or rights registered hereby, as the case may be.
(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(3)	Including such currently indeterminate amount of common stock as may be issued from time to time at currently indeterminate prices or upon conversion or exchange of debt securities or preferred stock registered hereby, or upon exercise of warrants or rights registered hereby, as the case may be.
(4)	Including such currently indeterminate amount of preferred stock as may be issued from time to time at currently indeterminate prices or upon exercise of warrants or rights registered hereby, as the case may be.
(5)	Including such currently indeterminate principal amount of debt securities as may be issued from time to time at currently indeterminate prices or upon exercise of warrants or rights registered hereby, as the case may be.
(6)	Including such currently indeterminate number of warrants as may be issued from time to time at currently indeterminate prices.
(7)	Including such currently indeterminate number of rights, including share purchase or subscription rights, as may be issued from time to time at currently indeterminate prices.
(8)	Including such currently indeterminate number of units as may be issued from time to time at currently indeterminate prices. Each unit will represent an interest in two or more securities registered hereby, which may or may not be separable from one another.
(9)

Calculated pursuant to Rule 457(o) under the Securities Act. In connection with the $150,000,000 maximum aggregate offering price of securities being registered hereunder, registration fees of $13,905 are payable. Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this Registration Statement $40,057,137.93 in U.S. dollars or the equivalent in aggregate offering price of unsold securities (the “Unsold Securities”) that were previously registered on the Registrant’s Registration Statement (File No. 333-230397) originally filed on March 19, 2019 and subsequently declared effective on April 15, 2019 (the “Prior Registration Statement”), and the filing fee of $3,713.30 that was previously paid in connection with those unsold securities pursuant to Rule 457(o) will continue to be applied to those securities. A filing fee of $10,191.70 with respect to the remaining $109,942,862.07 of securities registered hereunder is being paid herewith. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act and the updated amount of securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.